Confidential Treatment Requested by Pactiv Evergreen Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.11

TO:	JOHN McGRATH

FROM:	STEVE ESTES

DATE:	July 16, 2019

SUBJECT:	MODIFIED SEVERANCE AGREEMENT

This memo reflects the agreement reached between employee and company regarding eligibility for a modified severance should employee serve out his term of employment through December 31, 2021 or June 30, 2022.

Employee has entered into a retention agreement with the company through December 31, 2021.

The company has the option to extend employee’s employment through June 30, 2022.

Provided that the employee continues his employment through December 31, 2021 (or June 30, 2022, if extended by company) then he will be eligible for a modified severance of $1,575,000 paid in equal installments over a 12-month period. Employee will also be eligible to continue health coverage during that 12-month period at active employee contribution rates. During the severance period, employee agrees to be available to the business to answer questions and/or consult on business initiatives.

By:	/s/ Steve Estes